UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-31161

23-2908305

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and its wholly owned subsidiaries, unless the context otherwise provides.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, we amended and restated the Termination Protection Agreements, originally effective on December 20, 2002, and the Severance Benefit Plan, originally effective on January 20, 2006, primarily to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). The executive officers that are a party to a Termination Protection Agreement include Jack Lief, Dominic P. Behan, Ph.D., Robert E. Hoffman and Steven W. Spector, and the participants under the Severance Benefit Plan are such executive officers and William R. Shanahan, Jr., M.D.

The amendments to the Termination Protection Agreements, which require a change in control to trigger benefits, include (1) delaying cash payment until the earlier of (i) the first business day that is six months following the employee’s termination or (ii) following the employee’s termination, the employee’s death; (2) modifying the good reason definition relating to the relocation of the employee’s principal office or place of business required to trigger the benefits; (3) adding a waiver and release as a condition to receiving severance benefits; and (4) adding Section 409A compliance provisions.

The amendments to the Severance Benefit Plan include (1) delaying cash payment until the earlier of (i) the first business day that is six months following the employee’s termination or (ii) following the employee’s termination, the employee’s death; (2) modifying the good reason definition relating to the relocation of the employee’s principal office or place of business required to trigger the benefits; (3) adding a deadline for turning in the waiver and release that is required as a condition to receiving severance benefits; and (4) modifying the Section 409A compliance provisions.

The foregoing description of the amendments to the Severance Benefit Plan and the Termination Protection Agreements is qualified in its entirety by reference to the Amended and Restated Severance Benefit Plan attached hereto as Exhibit 10.1 and the form of the Amended and Restated Termination Protection Agreement attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Amended and Restated Severance Benefit Plan, providing benefits for specified Arena executive officers, dated effective December 30, 2008

10.2         Form of Amended and Restated Termination Protection Agreement, dated December 30, 2008, by and between Arena and the executive officers listed on Schedule 1 thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008	Arena Pharmaceuticals, Inc.

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Severance Benefit Plan, providing benefits for specified Arena executive officers, dated effective December 30, 2008
10.2	Form of Amended and Restated Termination Protection Agreement, dated December 30, 2008, by and between Arena and the executive officers listed on Schedule 1 thereto